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                                                                   EXHIBIT 23.6

                                    CONSENT

  I, Thomas P. Mac Mahon, hereby consent to being named as a person who will become a director of National Health Laboratories Holdings Inc. in the Proxy Statement/Prospectus included in the Registration Statement on Forms S-4/S-3 to which this consent is an exhibit.

                                                /s/ Thomas P. Mac Mahon
Dated: March 29, 1995                    -------------------------------------
                                                  Thomas P. Mac Mahon